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                                                                  EXHIBIT 10.5.1




                               December 13, 1995

PERSONAL AND CONFIDENTIAL

Mr. John S. Simko
Sunshine Mining & Refining Company
877 W. Main Street, Suite 600
Boise, ID 83702

Dear John:

         This letter will set forth our agreement that the Executive Employment Agreement dated January 1, 1994 (the "Employment Agreement") by and between Sunshine Mining & Refining Company (the "Company") and you as an executive of the Company (the "Executive") is hereby amended as set forth below:

         Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

         Term: Subject to the provisions of section 6 hereof, the employment of Executive shall commence as of the date first written above and shall end on December 31, 1999.

         Except as amended by this letter, the Employment Agreement shall continue in full force and effect as originally written.

         If these provisons are acceptable to you, please indicate your acceptance and agreement by executing two copies of this letter as provided below and returning one of such copies to Rebecca Saunders, Secretary of the Company.

                                       Very truly yours,


                                       /s/ WILLIAM W. DAVIS
                                       William W. Davis

WWD:rs

ACCEPTED AND AGREED TO:

/s/ JOHN S. SIMKO
John S. Simko